Exhibit 99.1

Press Release

July 23, 2020

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President, Treasurer and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. ANNOUNCES SECOND QUARTER 2020 NET INCOME, DECLARES QUARTERLY DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (Nasdaq: WTBA; the “Company”), parent company of West Bank, today reported that second quarter 2020 net income was $8.0 million, or $0.48 per diluted common share, compared to second quarter 2019 net income of $6.7 million, or $0.41 per diluted common share. For the first six months of 2020, net income was $16.1 million, or $0.97 per diluted common share, compared to $13.6 million, or $0.83 per diluted common share, for the first six months of 2019. On July 22, 2020, the Company’s Board of Directors declared a regular quarterly dividend of $0.21 per common share, the same amount as in the previous five quarters. The dividend is payable on August 19, 2020, to stockholders of record on August 5, 2020.

“The COVID-19 pandemic has created unprecedented challenges for our customers, employees and communities,” commented Dave Nelson, President and Chief Executive Officer of the Company. “The long-term economic impact of the pandemic is still uncertain and highly dependent on variables that are extremely difficult to predict. Throughout the pandemic, West Bank has continued to deliver all of our banking services and respond to our customers’ needs in a timely and efficient manner, as demonstrated by the implementation of the Paycheck Protection Program and prudent loan modifications. We remain committed to supporting the recovery of the communities we serve.”

Dave Nelson also commented, “We are pleased with our continued strong financial performance in the first six months of 2020. Although the inherent stress on credit quality and reduced demand for new lending caused by the COVID-19 pandemic may impact our growth and earnings in future periods, we believe our history of strong capital, earnings and credit quality has put us in a position to support our customers, employees and communities during this period of unprecedented challenges.”

For the past several years, the Company has increased the amount of the quarterly dividend during the second quarter of each year. Although the Company had strong earnings in the first and second quarters of 2020, due to the uncertainty facing the economy, the Board of Directors of the Company decided to maintain the dividend at the current level of $0.21 per share. The Board will continue to evaluate the dividend on a quarterly basis based on the effects the COVID-19 pandemic has on the Company and its customers.

The Company filed its report on Form 10-Q with the Securities and Exchange Commission today. Please refer to that document for a more in-depth discussion of its financial results. The Form 10-Q is available on the Investor Relations section of West Bank’s website at www.westbankstrong.com.

The Company will discuss its financial results on a conference call scheduled for 10:00 a.m. Central Time tomorrow, Friday, July 24, 2020. The telephone number for the conference call is 888-339-0814. A recording of the call will be available until August 7, 2020, by dialing 877-344-7529. The replay passcode is 10137423.

About West Bancorporation, Inc. (Nasdaq: WTBA)
West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving customers since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses. West Bank has eight offices in the Des Moines, Iowa metropolitan area, one office in Coralville, Iowa, and four offices in Minnesota in the cities of Rochester, Owatonna, Mankato and St. Cloud.

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “confident,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: the effects of the Coronavirus Disease 2019 (COVID-19) pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions, accounting standards (including as a result of the future implementation of the current expected credit loss (CECL) accounting standard) or regulatory requirements; actions of bank and nonbank competitors; changes in local, national and international economic conditions; changes in legal and regulatory requirements, limitations and costs; changes in customers’ acceptance of the Company’s products and services; cyber-attacks; unexpected outcomes of existing or new litigation involving the Company; the monetary, trade and other regulatory policies of the U.S. government; acts of war or terrorism, widespread disease or pandemics, such as the COVID-19 pandemic, or other adverse external events; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)

CONSOLIDATED BALANCE SHEETS	June 30, 2020	June 30, 2019
Assets
Cash and due from banks	$54,175	$45,286
Federal funds sold	62,494	47,278
Investment securities available for sale, at fair value	342,017	398,534
Federal Home Loan Bank stock, at cost	12,307	10,826
Loans	2,199,688	1,792,718
Allowance for loan losses	(21,363)	(16,737)
Loans, net	2,178,325	1,775,981
Premises and equipment, net	28,655	30,447
Bank-owned life insurance	35,187	34,563
Other assets	27,163	19,961
Total assets	$2,740,323	$2,362,876

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing demand	$590,487	$373,627
Interest-bearing:
Demand	378,931	321,747
Savings	1,081,743	974,769
Time of $250 or more	61,456	50,980
Other time	143,092	244,664
Total deposits	2,255,709	1,965,787
Federal funds purchased	5,755	2,280
Other borrowings	223,181	172,035
Other liabilities	46,991	20,839
Stockholders’ equity	208,687	201,935
Total liabilities and stockholders’ equity	$2,740,323	$2,362,876

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
CONSOLIDATED STATEMENTS OF INCOME	2020	2019	2020	2019
Interest income
Loans, including fees	$22,332	$21,108	$44,643	$41,496
Investment securities	2,313	3,117	4,993	6,282
Other	12	110	241	208
Total interest income	24,657	24,335	49,877	47,986
Interest expense
Deposits	2,351	6,670	7,397	12,634
Federal funds purchased	3	115	19	202
Other borrowings	1,556	1,512	3,250	3,223
Total interest expense	3,910	8,297	10,666	16,059
Net interest income	20,747	16,038	39,211	31,927
Provision for loan losses	3,000	—	4,000	—
Net interest income after provision for loan losses	17,747	16,038	35,211	31,927
Noninterest income
Service charges on deposit accounts	531	600	1,134	1,211
Debit card usage fees	391	434	773	809
Trust services	461	481	924	964
Increase in cash value of bank-owned life insurance	136	162	294	314
Loan swap fees	3	—	589	—
Realized investment securities gains (losses), net	(69)	23	(75)	(65)
Other income	322	299	656	885
Total noninterest income	1,775	1,999	4,295	4,118
Noninterest expense
Salaries and employee benefits	5,318	5,424	10,602	10,884
Occupancy	1,349	1,344	2,709	2,577
Data processing	596	716	1,268	1,396
FDIC insurance	292	185	529	404
Other expenses	1,862	2,081	3,972	4,033
Total noninterest expense	9,417	9,750	19,080	19,294
Income before income taxes	10,105	8,287	20,426	16,751
Income taxes	2,136	1,629	4,368	3,194
Net income	$7,969	$6,658	$16,058	$13,557

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)

	PER COMMON SHARE			MARKET INFORMATION (1)
	Net Income
	Basic	Diluted	Dividends	High	Low
2020
2nd Quarter	$0.48	$0.48	$0.21	$20.67	$14.50
1st Quarter	0.49	0.49	0.21	25.68	13.74

2019
4th Quarter	$0.46	$0.46	$0.21	$25.93	$21.01
3rd Quarter	0.46	0.46	0.21	22.47	19.63
2nd Quarter	0.41	0.41	0.21	22.32	20.14
1st Quarter	0.42	0.42	0.20	23.74	19.02
(1) The prices shown are the high and low sale prices for the Company’s common stock, which trades on the Nasdaq Global Select Market under the symbol WTBA. The market quotations, reported by Nasdaq, do not include retail markup, markdown or commissions.

	Three Months Ended June 30,		Six Months Ended June 30,
SELECTED FINANCIAL MEASURES	2020	2019	2020	2019
Return on average assets	1.19%	1.14%	1.23%	1.18%
Return on average equity	15.68%	13.49%	15.61%	13.98%
Net interest margin (1)	3.27%	2.93%	3.19%	2.96%
Efficiency ratio * (1)	41.33%	53.53%	43.41%	53.19%

			As of June 30,
			2020	2019
Texas ratio*			0.17%	0.72%
Allowance for loan losses ratio			0.97%	0.93%
Allowance for loan losses ratio (excluding PPP loans)			1.08%	0.93%
Tangible common equity ratio			7.62%	8.55%
* A lower ratio is more desirable.
(1) Non-GAAP financial measures - see reconciliation below.

Definitions of ratios:
•Return on average assets - annualized net income divided by average assets.
•Return on average equity - annualized net income divided by average stockholders’ equity.
•Net interest margin - annualized tax-equivalent net interest income divided by average interest-earning assets.
•Efficiency ratio - noninterest expense (excluding other real estate owned expense) divided by noninterest income (excluding net securities gains/losses and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.
•Texas ratio - total nonperforming assets divided by tangible common equity plus the allowance for loan losses.
•Allowance for loan losses ratio - allowance for loan losses divided by total loans.
•Tangible common equity ratio - common equity less intangible assets (none held) divided by tangible assets.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(dollars in thousands)

NON-GAAP FINANCIAL MEASURES

This report contains references to financial measures that are not defined in generally accepted accounting principles (GAAP). The following table reconciles the non-GAAP financial measures of net interest income, net interest margin and efficiency ratio on a fully taxable equivalent (FTE) basis to GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of net interest income and net interest margin on an FTE basis to GAAP:
Net interest income (GAAP)	$20,747	$16,038	$39,211	$31,927
Tax-equivalent adjustment (1)	194	200	372	472
Net interest income on an FTE basis (non-GAAP)	20,941	16,238	39,583	32,399
Average interest-earning assets	2,572,211	2,224,024	2,496,354	2,206,394
Net interest margin on an FTE basis (non-GAAP)	3.27%	2.93%	3.19%	2.96%

Reconciliation of efficiency ratio on an FTE basis to GAAP:
Net interest income on an FTE basis (non-GAAP)	$20,941	$16,238	$39,583	$32,399
Noninterest income	1,775	1,999	4,295	4,118
Adjustment for realized investment securities (gains) losses, net	69	(23)	75	65
Adjustment for (gain) loss on sale of fixed assets	—	—	2	(307)
Adjusted income	22,785	18,214	43,955	36,275
Noninterest expense	9,417	9,750	19,080	19,294
Efficiency ratio on an adjusted and FTE basis (non-GAAP) (2)	41.33%	53.53%	43.41%	53.19%

(1) Computed on a tax-equivalent basis using a federal income tax rate of 21 percent, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.
(2) The efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the Company’s financial performance. It is a standard measure of comparison within the banking industry.